CUSTODY AGREEMENT

This agreement (the "Agreement")  is entered into as of the 7th day of March, 2001, by and  between   The  Matrix   Advisors   Value   Fund,  Inc.,   (the   "Corporation"),   an  open-end management investment company organized under the laws of the State of Maryland and having its office at 747 Third Avenue, 31st Floor, New York, New York  10017 acting for and on behalf of The Matrix Advisors Value Fund (the "Fund"), which is operated and maintained by the Corporation for the benefit of the holders of shares of each Fund, and Firstar Bank, N.A. (the "Custodian"),  a national banking association having its principal office and place of business at Firstar Center, 425 Walnut Street, Cincinnati, Ohio 45202.

WHEREAS, the Fund and the Custodian desire to enter into this Agreement to provide for the custody and safekeeping of the assets of the Fund as required by the Investment Company Act of 1940, as amended (the "Act").

   WHEREAS, the  Fund  hereby  appoints  the  Custodian  as  custodian  of  all the  Fund's Securities  and moneys at any time owned by the Fund during the term of this Agreement (the "Fund Assets").

WHEREAS, the Custodian hereby accepts such appointment  as Custodian and agrees to perform the duties thereof as hereinafter set forth.

    THEREFORE, in consideration  of the mutual promises hereinafter  set forth, the Fund and the Custodian agree as follows:

ARTICLE I

Definitions

The  following  words  and  phrases,  when  used in  this  Agreement,  unless  the  context otherwise requires, shall have the following meanings:

Authorized Person - the Chairman, President, Secretary,  Treasurer, Controller, or Senior Vice President of the Fund, or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board Of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund, and listed in the Certificate annexed hereto as Appendix A, or such other Certificate as may be received by the Custodian from time to time.

Book-Entry  System  - the  Federal  Reserve  Bank  book-entry  system  for  United  States Treasury securities and federal agency securities.

Certificate- A  written  certificate signed by  the Secretary of  the Fund  certifying  the actions talcen by the Board of Directors.

Depository  - The Depository Trust Company ("DTC"), a limited purpose trust company its successor(s) and its nominee(s) or any other person or clearing agent

Dividend and Transfer Agent - the dividend and transfer agent appointed, from time to time, pursuant to a written agreement between the dividend and transfer agent and the Fund

Foreign Securities- a) securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country, or a trust or other organization incorporated or organized under the laws of any foreign country or; b) securities issued or guaranteed by the government of the United States, by any state, by any political subdivision or agency thereof, or by any entity organized under the laws of the United States or of any state thereof, which have been issued and sold primarily outside of the United States.

Money Market Security - debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase agreements and reverse repurchase agreements with respect to the same), and time deposits of domestic  banks  and  thrift  institutions  whose  deposits  are  insured  by  the  Federal  Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase and sale, all of which mature in not more than thirteen (13) months.

Officers - the Chairman, President, Secretary, Treasurer, Controller, and Senior Vice President of the Fund listed in the Certificate annexed hereto as Appendix A, or such other Certificate as may be received by the Custodian from time to time.

Oral Instructions - verbal instructions received by the Custodian from an Authorized Person  (or  from  a  person  that  the  Custodian reasonably  believes in  good  faith  to  be  an Authorized Person) and confirmed by Written Instructions in such a manner that such Written Instructions are received by the Custodian on the business day immediately following receipt of such Oral Instructions.

Prospectus - the Fund's then currently effective prospectus and Statement of Additional.Information, as  filed  with  and declared effective from  time  to  time by  the  Securities  and
Exchange Commission.

Security  or  Securities  -  Money  Market  Securities,  common  stock,  preferred  stock, options, financial futures, bonds, notes, debentures, corporate debt securities, mortgages,   and any certificates, receipts, warrants, or other instruments representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interest therein, or any property or assets.

Written Instructions -  communication received in writing by  the Custodian  from an Authorized Person.

ARTICLE II

Documents and Notices to be Furnished by the Fund

A           The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement, to the Custodian by the Fund:

1. A copy of the Articles of Incorporation of the Fund certified by the Secretary.

2. A copy of the By-Laws of the Fund certified by the Secretary.

3. A copy of the resolution of the Board of Directors of the Fund appointing the Custodian, certified by the Secretary.

4. A copy of the then current Prospectus.

5. A Certificate of the President and Secretary of the Fund setting forth the names and signatures of the Officers of the Fund.

B.           The Fund agrees to notify the Custodian in writing of the appointment of any Dividend and Transfer Agent.

ARTICLE III

Receipt of Fund Assets

A.       During the term of this Agreement, the Fund will deliver or cause to be delivered to the Custodian all moneys constituting Fund Assets. The Custodian shall be entitled to reverse any deposits made on the Fund's behalf where such deposits have been entered and moneys are not finally collected within 30 days of the making of such entry.

    B.       During the term of this Agreement, the Fund will deliver or cause to be delivered to the Custodian all Securities constituting Fund Assets. The Custodian will not have any duties or responsibilities with respect to such Securities until actually received by the Custodian.

    C.           As and when received, the Custodian shall deposit to the account(s) of the Fund any and all payments for shares of the Fund issued or sold from time to time as they are received from the Fund's distributor or Dividend and Transfer Agent or from the Fund itself.

ARTICLE IV

Disbursement of Fund Assets

A.       The Fund shall furnish to the Custodian a copy of the resolution of the Board of Directors of the Fund, certified by the Fund's Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of shares of the Fund, the date of payment thereof, the record date as of which Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record  as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date, or  (ii) authorizing the declaration of dividends and distributions in respect of shares of the Fund on a daily basis and authorizing the Custodian to rely on a Certificate setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

On the payment date specified in such resolution or Certificate described above, the Custodian shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.

B.           Upon receipt of Written Instructions so directing it, the Custodian shall segregate amounts necessary for the payment of redemption proceeds to be made by the Dividend and Transfer Agent from moneys held for the account of the Fund so that they are available for such payment.

C.        Upon receipt of a Certificate directing payment and setting forth the name and address of the person to whom such payment is to be made, the amount of such payment, and the purpose for which payment is to be made, the Custodian shall disburse amounts as and when directed from the Fund Assets.  The Custodian is authorized to rely on such directions and shall be under no obligation to inquire as to the propriety of such directions.

D.        Upon receipt of a Certificate directing payment, the Custodian shall disburse moneys from the Fund Assets in payment of the Custodian's fees and expenses as provided in Article VIII hereof.

ARTICLEV

Custody of Fund Assets

A.        The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used by the Fund in accordance with Rule 17f-3 under the Act.  Moneys held by the Custodian on behalf of the Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian. Such moneys shall be deposited by the Custodian in its capacity as such, and shall be withdrawable by the Custodian only in such capacity.

B.         The Custodian shall hold all Securities delivered to it in safekeeping in a separate account or accounts maintained at Firstar Bank, N.A. for the benefit of the Fund.

C.           All Securities held  which are issued or issuable only in bearer form, shall be held

by the Custodian in that form;   all other Securities held for the Fund shall be registered in the name of the Custodian or its nominee.  The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold, or deliver in proper form for transfer, any Securities that it may hold for the account of the Fund and which may, from time to time, be registered in the name of the Fund.

D.        With respect to all Securities held for the Fund, the Custodian shall on a timely basis (concerning   items 1  and 2 below, as defined in the Custodian's Standards of Service Guide, as amended from time to time, annexed hereto as Appendix C):

1.)  Collect all income due and payable with respect to such Securities;

2.)   Present for payment and collect amounts payable upon all Securities

3.)   Surrender Securities in temporary form for definitive Securities; and

4.)   Execute, as agent, any necessary declarations or certificates of effect.

E.           Upon receipt of a Certificate and not otherwise, the Custodian shall:

1.)  Execute and deliver to such persons as may be designated in such exercised;

2.)   Deliver any Securities in exchange for other Securities or cash issued

3.)
Deliver any Securities to any protective committee, reorganization committee, or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any trust, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instnunents or documents as may be issued to it to evidence such delivery;

4.)   Make such transfers  or exchanges of the assets of the Fund and take such other steps as shall be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund; and

5.)   Deliver any Securities held for the Fund to the depository  agent for tender or other similar offers.

F.         The Custodian shall promptly deliver to the Fund all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by the Fund. The  Custodian  shall  not  vote  or authorize  the voting  of any  Securities  or  give any consent, waiver or approval with respect thereto unless so directed by a Certificate or Written Instruction.

G.        The Custodian shall promptly deliver to the Fund all information received by the Custodian  and pertaining  to Securities  held by  the Fund  with  respect  to tender or  exchange offers, calls for redemption or purchase, or expiration of rights.

ARTICLE VI

Purchase and Sale of Securities

A.        Promptly after each purchase of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written  Instructions, and (ii) with respect to each  purchase of Money Market Securities, Written Instructions or Oral Instructions, specifying with respect to each such urchase the;

L)           name of the issuer and the title of the Securities,

2.)           principal amount purchased and accrued interest, if any,

3.)           date of purchase and settlement,

4.)           purchase price per unit, ·

5.)           total amount payable, and

6.)	name of the person from whom, or the broker through which, the purchase was made.

The Custodian shall, against receipt of Securities purchased by or for the Fund, pay out of the Fund Assets, the total amount payable to the person from whom or the broker through which the purchase was made, provided that the same conforms to the total amount payable as set forth in such Written Instructions or Oral Instructions, as the case may be.

        B.           Promptly after each sale of Securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written
Instructions, and (ii) with respect to each sale of Money Market Securities, Written Instructions or Oral Instructions, specifying with respect to each such sale the;

                1.)          name of the issuer and the title of the Securities,

2.)           principal amount sold and accrued interest, if any,

3.)           date of sale and settlement,

4.)           sale price per unit,

5.)           total amount receivable, and

6.)	name of the person to whom, or the broker through which, the sale was made.

The Custodian shall deliver the Securities against receipt of the total amount receivable, provided that the same conforms to the total amount receivable as set forth in such Written Instructions or Oral Instructions, as the case may be.

C.        On contractual settlement date, the account of the Fund will be charged for all purchased  Securities settling  on  that  day,  regardless of  whether  or  not  delivery  is  made. Likewise, on contractual settlement date, proceeds from the sale of Securities settling that day will be credited to the account of the Fund, irrespective of delivery.

D.        Purchases and sales of Securities effected by the Custodian will be made on a delivery versus payment basis.   The Custodian may, in its sole discretion, upon receipt of a Certificate, elect to settle a purchase or sale transaction in some other manner, but only upon receipt of acceptable indemnification from the Fund.

    E.        The  Custodian  shall,  upon  receipt of  a  Written  Instructions so  directing it, establish and maintain a segregated account or accounts for and on behalf of the Fund.   Cash and/or Securities may be transferred into such account or accounts for specific purposes, to-wit:

1.)
in accordance with the provision of any agreement among the Fund, the Custodian, and a broker-dealer registered under the Securities and Exchange Act of 1934, as amended, and also a member of the National Association of Securities Dealers (NASD) (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, the Commodity Futures Trading Commission, any registered contract market, or any similar organization or organizations requiring escrow or other similar arrangements in connection with transactions by the Fund;

2.)
for purposes of segregating cash or government securities in connection with options purchased, sold, or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund;

3.)	for the purpose of compliance by the fund with the procedures required for reverse repurchase agreements, firm commitment agreements, standby commitment agreements, and short sales by Act Release No. 10666, or any subsequent release or releases or rule of the Securities and Exchange Comission relating to the maintenance of segregated accounts by registered investment companies; and

4.)
for other corporate purposes, only in the case of this clause 4 upon receipt of a copy of a resolution of the Board of Directors of the Fund, certified by the Secretary of the Fund, setting forth the purposes of such segregated account.

F.       Expect as otherwise may be agreed upon by the parties herto, the Custodian shall not be required to comply with any Written Instructions to settle the purchase of any Securities on behalf of the Fund unless there is sufficient cash in the account(s) at the time or to settle the sale of any Securities from an account(s) unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of cash in the account(s) at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities.   The amount of any such advance shall be deemed a loan from the Custodian to the Fund payable on demand and bearing interest accruing from the date such loan is made up to but not including the date such loan is repaid at a rate per annum customarily charged by the Custodian on similar loans.

ARTICLE VII

Fund Indebtedness

In connection with any borrowings by the Fund, the Fund will cause to be delivered to the  Custodian by  a  bank  or  broker  requiring Securities  as  collateral  for  such  borrowings (including the Custodian if the borrowing is from the Custodian), a notice or undertaking in the form currently employed by such bank or broker setting forth the amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note duly endorsed by the Fund, or a loan agreement, (c) the date, and time if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Fund on the borrowing date, and (f) the description of the Securities securing the loan, including the name of the issuer, the title and the number of shares or the principal amount. The Custodian shall deliver on the borrowing date specified in the Certificate the required collateral against the lender's delivery  of the total loan amount then payable, provided that the same conforms to that which is described in the Certificate. The Custodian shall deliver, in the manner directed by the Fund, such Securities as additional collateral, as may be specified in a Certificate,   to secure further any transaction described in this Article VII. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it.

The Custodian may, at the option of the lender, keep such collateral in its possession, subject to all rights therein given to the lender because of the loan.  The Custodian may require such reasonable conditions regarding such collateral and its dealings with third-party lenders as it may deem appropriate.

ARTICLE VIII

Concerning the Custodian

A.        Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own gross negligence or willful misconduct.  The Fund shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to  any loss, claim, liability or cost (including reasonable attorneys' fees)  arising or alleged to arise from or relating to the Fund's duties hereunder or any other action or inaction of the Fund or its Directors, officers, employees or agents, except such as may arise from the negligent action, omission, willful misconduct or breach of this Agreement by the· Custodian. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel. The provisions under this paragraph shall survive the termination of this Agreement.

B.       Without limiting the generality of the foregoing, the Custodian, acting in  the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

1.)           The validity of the issue of any Securities purchased by or for the account of the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

                 2.)           The legality of the sale of any Securities by or for the account of the Fund, or the propriety of the amount for which the same are sold;

3.)	The legality of the issue or sale of any shares of the Fund, or the sufficiency of the amount to be received therefor;

4.)	The legality of the redemption of any shares of the Fund, or the propriety of the amount to be paid therefor;

5.)	The legality of the declaration or payment of any dividend by the Fund in respect of shares of the Fund;

6.)	The legality of any borrowing by the Fund on behalf of the Fund, using Securities as collateral;

C.        The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from any Dividend and Transfer Agent of the Fund nor to take any action to effect payment or distribution by any Dividend and Transfer Agent of the Fund of any amount paid by the Custodian to any Dividend and Transfer Agent of the Fund in accordance with this Agreement.

D.        Notwithstanding Section D of   Article V, the Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction (including prepayment thereof) of reimbursement of its costs and expenses in connection with any such action.

E.        The Fund acknowledges and hereby authorizes the Custodian to hold Securities through its various agents described in Appendix B annexed hereto. The Fund hereby represents that such authorization has been duty approved by  the Board Of Directors of  the Fund as required by the Act.  The Custodian acknowledges that although certain Fund Assets are held by its agents, the Custodian remains primarily liable for the safekeeping of the Fund Assets.

In addition, the Fund acknowledges that the Custodian may appoint one or more financial institutions, as agent or agents or as sub-custodian or sub-custodians, including, but not limited to, banking institutions located in foreign countries, for the purpose of holding Securities and moneys at any time owned by the Fund. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such agents or sub-custodians. Any such agent or sub-custodian shall be qualified to serve as such for assets of investment companies registered under the Act.   Upon request, the Custodian shall promptly forward to  the Fund  any documents it receives from any agent or sub-custodian appointed hereunder which may assist trustees of registered investment companies fulfill their responsibilities under Rule 17f-5 of the Act.

F.        The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Fund are such as properly may be held by the Fund under the provisions of the Articles of Incorporation and the Fund's By Laws.

G.        The Custodian shall treat all records and other information relating to the Fund and the Fund Assets as confidential and shall not disclose any such records or information to any other person unless (i) the Fund shall have consented thereto in writing or (ii) such disclosure is required by law.

H.        The Custodian shall be entitled to receive and the Fund  agrees to pay to the Custodian such compensation as shall be determined pursuant to Appendix D attached hereto, or as shall be determined pursuant to amendments to such Appendix D.   The Custodian shall be entitled to charge against any money held by it for the account of the Fund, the amount of any of its fees, any loss, damage, liability or expense, including counsel fees.  The expenses which the Custodian may charge against the account of  the Fund include, but are not limited to, the expenses of agents or sub-custodians incurred in settling transactions involving the purchase and sale of Securities of the Fund.

I.           The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions. The Fund agrees to forward to the Custodian Written Instructions confirming Oral Instructions in such a manner so that such Written Instructions are received by the Custodian, whether by hand delivery, facsimile or otherwise, on the same business day on which such Oral Instructions were given. The Fund agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund.  The Fund agrees that the Custodian shall incur no liability to the Fund  for acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.

J.        The Custodian will (i) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Fund under the Act, with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder and those records are the property of the Fund, and (ii) preserve for the periods prescribed by applicable Federal statute or regulation all records required to be so preserved.  All such books and records shall be the property of the Fund, and shall be open to inspection and audit at reasonable times and with prior notice by Officers and auditors employed by the Fund.

K.           The Custodian shall send to the Fund any  report received on the systems of internal accounting control of the Custodian, or its agents or sub-custodians, as the Fund may reasonably request from time to time.

L.      The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Fund.   The Custodian is not a selling agent for shares of the Fund and performance of its duties as custodian shall not be deemed to be a recommendation to the Fund's depositors or others of shares of the Fund as an investment.

M.      The Custodian shall take all reasonable action, that the Fund may from time to time request, to assist the Fund in obtaining favorable opinions from the Fund's independent accountants, with respect to the Custodian's activities hereunder, in connection with the preparation of the Fund's Form N-1A, Form N-SAR, or other annual reports to the Securities and Exchange Commission.

N.        The Fund hereby pledges to and grants the Custodian a security interest in any Fund Assets to secure the payment of any liabilities of the Fund to the Custodian, whether acting in its capacity as Custodian or otherwise, or on account of money borrowed from the Custodian. This pledge is in addition to any other pledge of collateral by the Fund to the Custodian.

ARTICLE/X

Force Majeure

Neither the Custodian nor the Corporation shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian, in the event of a failure or delay, shall use its best efforts to ameliorate the effects of such failure or delay.

ARTICLE X

Termination

A.       Either of the parties hereto may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. If such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Directors of the Fund, certified by the Secretary of the Fund, electing to terminate this Agreement and designating a successor custodian or custodians.  In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board Of Directors of the Fund, certified by the Secretary, designating a successor  custodian or  custodians  to  act  on  behalf  of  the  Fund. In  the  absence of  such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian. Upon termination of this Agreement, the Fund shall pay to the Custodian on behalf of the Fund such compensation as may be due as of the date of such termination. The Fund agrees on behalf of the Fund that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.

B.        If a successor custodian is not designated by the Fund, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Fund shall, upon the delivery by the Custodian to the Fund of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys then owned by the Fund,   be deemed to be the custodian for the Fund, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, which cannot be delivered to the Fund, which shall be held by the Custodian in accordance with this Agreement.

ARTICLE XI

MISCELLANEOUS

A.       Appendix A sets forth the names and the signatures of all Authorized Persons, as certified by the Secretary of the Fund.   The Fund agrees to furnish to the Custodian a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or  additional Authorized Persons are elected or appointed. Until such new Appendix  A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the then current Authorized Persons as set forth in the last delivered Appendix A.

B.           No recourse under any obligation of this Agreement or  for any claim based thereon shall be had against any organizer, shareholder, Officer, Director, past, present or future as such, of the Fund or of any predecessor or successor, either directly or through the Fund or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or be the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against the Fund, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, Officers, Directors of the Fund or of any predecessor or successor, or any of them as such. To the extent that any such liability exists, it is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.

C.          The obligations set forth in this Agreement as having been made by the Fund have been made by the Board Of Directors, acting as such Directors for and on behalf of the Fund, pursuant to the authority vested in them under the laws of the State of Maryland, the Articles of Incorporation and the By-Laws of the Fund.  This Agreement has been executed by Officers of the Fund as officers, and not individually, and the obligations contained herein are not binding upon any of the Directors, Officers, agents or holders of shares, personally, but bind only the Fund.

D.           Provisions of  the Prospectus and any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address) shall be reviewed with the Custodian by the Fund prior to publication and/or dissemination or distribution, and shall be subject to the consent of the Custodian.

E.        Any  notice  or  other  instrument   in  writing,  authorized   or  required  by  this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at Firstar Center, P.O. Box 1118, M. L. CN-WN-06TC, Cincinnati,  Ohio 45201-1118,  Attention  Mutual  Fund  Custody  Department,  or  at such other place as the Custodian may from time to time designate in writing.

F.         Any  notice   or  other  instrument   in  writing,  authorized   or  required  by  this Agreement to be given to the Fund shall be sufficiently given when delivered to the Fund or on the second business day following the time such notice is deposited  in the U.S. mail postage prepaid and addressed to the Fund at its office at 747 Third Avenue, 31st  Floor, New York, New York  10017  or at such other place as the Fund may from time to time designate in writing.

G.       This Agreement, with the exception of the Appendices, may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality  as this Agreement,  and authorized  and approved  by  a resolution  of  the Board  Of Directors of the Fund.

H.        This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund or by the Custodian, and no attempted assignment  by the Fund or the Custodian shall be effective without the written consent of the other party hereto.

I.           This Agreement shall be construed  in accordance with the laws of the State of Ohio.

J.           This Agreement may be executed in any number of counterparts,  each of which shall  be deemed to  be an  original, but  such  counterparts  shall,  together,  constitute  only one instrument.

IN  WITNESS WHEREOF, the  parties  hereto· have  caused  this  Agreement  to  be executed by their respective Officers, thereunto duly authorized as of the day and year first above written.

J.       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto  duly authorized as of the day and year· first above written.

Matrix Advisors Value Fund, Inc.

ATTEST: /S/	By: /s/ Steven J. Paggioli
Title: Assistant Treasurer

Firstar Bank, N.A.

ATTEST: /S/	By: Lynnette C. Gibson
Title: Vice President

APPENDIX A

	Authorized Persons	Specimen Signatures

Chairman:	_________________	_________________

President:	_________________	_________________

Secretary:	_________________	_________________

Treasurer:	_________________	_________________

Controller:	_________________	_________________

Adviser Employees:	_________________	_________________

	_________________	_________________

	_________________	_________________

Transfer Agent/Fund Accountant

Employees:	_________________	_________________

	_________________	_________________

	_________________	_________________

APPENDIX B

The following agents are employed currently by Firstar Bank, N.A. for securities processing and control ...

The Depository Trust Company (New York)
7 Hanover Square
New York, NY 10004

The Federal Reserve Bank
Cincinnati and Cleveland Branches

Bank of New York
1 Wall St
New York, NY 10286
(For Foreign Securities and certain non-DTC eligible Securities)

APPENDIX C

Standards of Service Guide

Firstar Institutional Custody Services

Standards of Service Guide

Firstar Bank, N.A. is committed to providing superior quality service to all customers and their agents at all times.  We have compiled this guide as a tool for our clients to determine our standards for the processing of security settlements, payment collection, and capital change transactions.  Deadlines recited in this guide represent the times required for Firstar Bank to guarantee processing. Failure to meet these deadlines will result in settlement at our client's risk. In all cases, Firstar Bank will make every effort to complete all processing on a timely basis.

Firstar Bank is a direct participant of the Depository Trust Company, a direct member of the Federal Reserve Bank of Cleveland, and utilizes the Bankers Trust Company as its agent for ineligible and foreign securities.

For  corporate  reorganizations,  Firstar  Bank  utilizes  SEI's  Reorg  Source,  Financial Information, Inc., XCITEK, DTC Important Notices, and the Wall Street Journal.

For bond calls and mandatory puts, Firstar Bank utilizes SEI's Bond Source, Kenny Information Systems, Standard & Poor's Corporation, and DTC Important Notices. Firstar Bank will not notify clients of optional put opportunities.

Any securities delivered :free to Firstar Bank or its agents must be received three (3) business days prior to any payment or settlement in order for the Firstar Bank standards of service to apply.

Should you have any questions regarding the information contained in this guide, please feel free to contact your account representative.                                                                     ·

The information contained in this Standards of Service Guide is subject to change. Should any changes be made Firstar Bank will provide you with an updated copy of its Standards of Service Guide.

1

Firstar Bank Security Settlement Standards

Transaction Type	Instructions Deadlines*	Delivery btstruction
DTC	1:30 P.M. on Settlement Date	DTC Participant #2803
Agent Bank ID 27895
Institutional#,,-----
For Account# ______

Federal Reserve Book Entry	12:30 P.M. on Settlement Date	Federal Reserve Bank of Ci for Firstar Bank, N.A.
ABA For Account#

Fed Wireable FNMA &: FHLMC	12:30 P.M. on Settlement Date	Bk ofNYC/Cu-s-:-t---
ABA 021000018
NC Firstar Bank# 117612
For Accouut # ____

Federal Reserve Book Entry (Repurchase	1:00 P.M. on Settlement Date	Federal Reserve Bank of Ci for Firstar Bank, N.A.
Agreement Collateral Only)		AB For Account#. _

PTC Securities	12:00 P.M. on Settlement Date	PTC For Account BYORK FirstarBank/117612
(GNMA Book Entry)		Bank ofNew York
Physical Securities	9:30A.M. EST on Settlement Date	One Wall Street- 3ro Floor
	(for Deliveries, by 4:00P.M. on Settlement Date minus 1)	New York, NY 10286
For account ofFirstar Bank
Attn: Donald Hoover

CEDELIEURO-CLEAR	11:00 A.M. on Settlement Date minus 2	Cede!ale 55021
FFC: ale 387000
Firstar Bank I Global Omni

Cash Wire Tri\Il$fer	3:00P.M.	Firstar Bank,N.A. Cinti/Tru
Credit Account #
Further Credit to ______
Account# ______

•      All times listed are Eastttn Standard Time.

2

Firstar Bank Payment Standards

Security Type	Income	Principal

Equities	Payable Date

Municipal Bonds*	Payable Date	Payable Date

Cmporate Bonds*	Payable Date	Payable Date

Federal Reserve Bank Book Entry*	Payable Date	Payable Date

PTC GNMA's (P&I)	Payable Date + 1	Payable Date + 1

CMOs*
DTC	Payable Date + 1	Payable Date + 1
Bankers Trust	Payable Date + 1	Payable Date + 1

SBA Loan Certificates	When Received	When Received

Unit Inves1ment Trust Certificates*	Payable Date	Payable Date

Certificates of Deposit"'	Payable Date + 1	Payable Date + 1

Limited Partnerships	When Received	When Received

Foreign Securities	When Received	When Received

*Variable Rate Securities
Federal Reserve Bank Book Entry	Payable Date	Payable Date
DTC	Payable Date + 1	Payable Date + 1
Bankers Trust	Payable Date + 1	Payable Date + 1

NOTE:	If a payable date falls on a weekend or bank holiday, payment will be made on the immediately following business day.

3

Firstar Bank Corporate Reorganization Standards

Type of Action	Notification to Client	Deadline for Client Instruction to Firstar Bank

Rights, Warrants, and Optional Mergers	Later of I 0 business days prior to expiration or receipt of notice	5 business days prior to expiration

Mandatory Puts with Option to Retain	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration

Class Actions	10 business days prior to expiration date	5 business days prior to expiration

Voluntary Tenders, Exchanges, and Conversions	Later of 10 business days prior to expiration or receipt of notice	5 business days prior to expiration

Mandatory Puts, Defaults, Liquidations, Bankruptcies, Stock Splits, Mandatory Exchanges	At posting of funds or securities received	None

Full and Partial Calls	Later of I 0 business days prior to expiration or receipt of notice	None

NOTE:  Fractional shares/par amounts resulting from any of the above will be sold.

APPENDIX D
Schedule of Compensation

Firstar Bank, N.A., as Custodian, will receive monthly compensation for services according to the tenns of the following Schedule:

I.           Portfolio Transaction Fees;

(a)           For each repurchase agreement transaction                                                                                      $7.00.;
(b)           For each portfolio  transaction processed through                                                                          $[ ]
DTC or Federal Reserve

(c)	For each portfolio transaction processed through our New York custodian $[ ]

(d)           For each GNMA/Amortized Security Purchase                                                                                $[ ]

(e)           For each GNMA Prin/Int Paydown, GNMA Sales                                                                            $[ ]

(f)           For each option/future contract written,
exercised or expired                                                                                                                               $[ ]

(g)           For each Cedel!Euro clear transaction                                                                                                $[ ]

(h)           For each Disbursement (Fund expenses only)                                                                                  $[ ]

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange:

II.            Market Value Fee
Based upon an annual rate of:                     Million
[ ] ([ ] Basis Points) on First                          $[ ]
[ ] ([ ] Basis Points) on Next                          $[ ]
[ ] ([ ] Basis Points) on                                  Balance

m.        Monthly Minimum Fee-Per Fund                                                                                       $[ ]

IV.           Out-of-Pocket Expenses
The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

v.           IRA Documents
Per Shareholder/year to hold each IRA Document                                                                                      $[ ]

VI.           Earnings Credits

On a monthly basis any earnings credits generated from uninvested custody balances will be applied against any cash management service fees generated.

APPENDIX D
Schedule of Compensation Continued

Services	Unit Cost ($)	Monthlv Cost($)
[ ]
D.D.A. Account Maintenance
Deposits	[ ]
Deposited Items	[ ]
Checks Paid	[ ]
Balance Reporting- P.C. Access		[ ]
ACH Transaction	[ ]
ACH Monthly Maintenance		[ ]
Controlled Disbursement (1st account)		[ ]
each additional account		[ ]
Deposited Items Returned	[ ]
International Items Returned	[ ]
NSF Returned Checks	[ ]
Stop Payments	[ ]
Data Transmission per account		[ ]
Data Capture	[ ]
Drafts Cleared	[ ]
Lockbox Maintenance		[ ]
Lockbox items Processed with
copy of check	[ ]
without copy of check	[ ]
Checks Printed	[ ]
Positive Pay	[ ]
Issued Items	[ ]
Wires Incoming
Domestic	[ ]
International	[ ]
Wires Outgoing
Domestic
Repetitive	[ ]
Non-Repetitive	[ ]
International
Non-Repetitive	[ ]
Repetitive	[ ]
PC - Initiated Wires:
Domestic
Repetitive	[ ]
Non-Repetitive	[ ]
International
Repetitive	[ ]
Non-Repetitive	[ ]

____________________
***Uncollected Charge           Ftar Bank Prime Rate as of first of month plus 4%

•        Price can vary depending upon what information needs to be captured

••      With the use of lockbox, the collected  balance in the demand deposit account will be significantly increased and therefore earnings to offset cash management service fees will be maximized.

•••     Fees for uncollected balances are figured on the monthly average of all combined accounts.
•••• Other available cash management services are priced separately. Revised 10/31/95